MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q1 2024 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: MAY 08, 2024 / 1:00PM GMT

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

PRESENTATION

Operator

Thank you for standing by, and welcome to Sturm, Ruger's First Quarter 2024 Earnings Conference Call. (Operator Instructions).

I would now like to hand the call over to Chris Killoy, President and CEO. Please go ahead.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to Sturm, Ruger & Company's First Quarter 2024 Conference Call. I'll ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Tom Dineen, our Chief Financial Officer, will then give an overview of the first quarter 2024 financial results. And then I will discuss our operations, including our recent reduction in force and profitability improvement plan and the market.

After that, we'll get to your questions. Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thanks, Chris. As always, we want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements, as contained from time to time in the company's SEC filings, including but not limited to the company's reports on Form 10-K for the year ended December 31, 2023, and of course, on the Form 10-Q for the first quarter of 2024, which we filed last night.

A copy of the documents may be obtained by contacting the company or the SEC or on the company's website, ruger.com/corporate or, of course, the SEC website at sec.gov. We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

Form 10-K for the year ended December 31, 2023, and our Form 10-Q for the first quarter of 2024, both of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's first quarter 2024 results. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For the first quarter of 2024, net sales were $136.8 million and diluted earnings were $0.40 per share. For the corresponding period in 2023, net sales were $149.5 million and diluted earnings were $0.81 per share. Our profitability declined in the first quarter of 2024 from the first quarter of 2023 as our gross margin decreased from 26% to 21%. The lower margin was driven by a decrease in sales and production, a product mix shift to our products with relatively lower margins that remain in relatively stronger demand, unfavorable deleveraging of fixed costs resulting from the decreased production in sales and inflationary cost increases in materials, commodities, services, wages, energy, fuel and transportation.

In the first quarter of 2024, we implemented a reduction in force that impacted about 80 of our employees and resulted in a severance expense of $1.5 million. This charge reduced earnings per share by $0.07. Chris will provide further commentary on this action and the related profitability improvement plan during his remarks.

At March 30, 2024, our cash and short-term investments totalled $115 million. Our short-term investments are invested in United States Treasury bills and in money market funds -- and in a money market fund that invests exclusively in the United States Treasury instruments which mature within 1 year. At March 30, 2024, our current ratio was 5.2:1 and we had no debt. 5.2 is among our highest current ratios in recent history. Stockholders' equity was $332 million which equates to a book value of $19.08 per share, of which $6.63 was cash and short-term investments.

In the first quarter of 2024, we generated $7.3 million of cash from operations. We reinvested $1.8 million of that back into the company in the form of capital expenditures. We expect our 2024 capital expenditures will total approximately $15 million related to some exciting new product introductions, upgrades to our manufacturing equipment and improvements to our facilities.

In the first quarter of 2024, we returned $7.3 million to our shareholders through the payment of $4.1 million of quarterly dividends and the repurchase of 75,000 shares of our common stock in the open market at an average price of $42.89 per share for a total of $3.2 million. Our Board of Directors declared a $0.16 per share quarterly dividend for shareholders of record as of May 20, 2024, payable on June 7, 2024. As a reminder, our quarterly dividend is approximately 40% of net income and therefore, varies quarter-to-quarter. Our variable dividend strategy, coupled with our strong debt-free balance sheet, allows us to continually and consistently provide returns to our shareholders without sacrificing our

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

ability to capitalize on opportunities that emerge. That's the financial update for the first quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. During the first quarter, we implemented a profitability improvement plan to ensure our long-term success and continued leadership in the firearms market. We restructured ourselves to better align and streamline some of our key functions of our organization, manufacturing, new product development, engineering and customer and product service. By streamlining our workforce, we are better positioned to allocate resources and focus on our core strengths and strategic priorities and achieve greater efficiency and productivity.

As part of this restructuring, we made some difficult decisions and undertook a reduction in force that impacted our (technical difficulty) given strong demand for many of our products and the skill sets of the folks involved, approximately half of those impacted were able to be reassigned to direct manufacturing positions. This action resulted in the severance expense of $1.5 million in the first quarter and will result in annualized savings of approximately $9 million.

In addition to the reduction of force, we identified opportunities for cost reduction and cost elimination in virtually every facet of the company. We expect to realize the benefit of some of these initiatives as quickly as the second quarter, while others will take more time to materialize, took a lot of hard work, analysis, collaboration and creativity to pull this plan together, and we'll keep working hard to see it to fruition.

Throughout this process, we were guided by our core values of integrity, respect, innovation and teamwork. And we will continue to abide by them as we pursue additional opportunities to consolidate functions and reduce or eliminate expenses wherever possible. Although the overall firearms market declined in the first quarter, demand for several of our product families remain strong, including many of our recently introduced products. The 75th Anniversary Mark IV Target pistol, 75th Anniversary 10/22 rifles, 75th Anniversary LCP MAX pistol, the American Rifle Generation II family of rifles, the Mini-14 Tactical with side-folding stock and the LC Carbine chambered in .45 Auto. This drove our sales increase in the fourth quarter and generated strong distributor sell-through of our products to retail. The estimated unit sell-through of our products from the independent distributors to retailers in the first quarter of 2024 increased 1% compared to the prior year period.

NICS background checks. As adjusted by the National Shooting Sports Foundation, decreased 4% from the first quarter of 2023. Our prioritization of developing exciting and innovative new products continues to pay off. New product sales, which include only major new products that were introduced in the past 2 years, totalled $42 million or 32% of firearms sales in the first quarter of 2024. This is our second highest quarterly new product sales in recent memory, only slightly below the second quarter of 2021, which is a record year for us.

In conjunction with our profitability improvement plan, we shifted resources and increased production to capitalize on the opportunities that this strong demand offers and increased our production from the

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

fourth quarter. The strong consumer demand for our products resulted in a combined reduction of over 80,000 units in our finished goods inventory and the inventory of our products at distributors during the first quarter. Over the past 2 quarters, this inventory -- this combined inventory has dropped over 160,000 units and now sits at the lowest in advance since the first quarter of 2022 when inventories were still being replenished after the surge of demand that started in 2020.

Simply said, we continually adjust our production levels to conform with demand. As such, we plan on increasing our production again in the second quarter to begin to replace those inventories, especially for the new products I mentioned earlier. Increased production will help us leverage our fixed costs and favorably impact our margins. The American Rifle Generation II family of rifles has been extraordinarily well received and has quickly become one of our most sought after product lines. Since this new platform was launched in December, we've introduced 47 SKUs, including the standard ranch and premier models. We are excited to further broaden the American Rifle Gen II offerings with introductions of several additional new models planned in 2024. Those were the highlights of the first quarter of 2024.

Operator, may we have the first question.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from the line of Mark Smith of Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

First question for me. I just wanted to dig in a little bit more about kind of the difference between orders during the quarter and production and shipments, pretty big. That difference there was some of this timing of when orders came in? Was this kind of planned? Maybe walk me through kind of your thoughts around the strength in orders, the demand that's out there and kind of your ability to produce and ship to meet the demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Mark, what we really saw at the end of Q4 2023, we have the launch of the family of Generation II American rifles. And when that happened, a lot of those orders were received in Q1. And of course, it's a higher-priced product than the Gen I rifles, and higher than, say, product lines such as a 10/22 Wrangler and LCP. So that resulted in quite a few orders received in Q1.

And again, a lot of those will take time as we're ramping that line up in our facility in Mayodan. It will take us time to fill that. We then additionally launched other models and other calibers and other SKUs that contributed to the orders received in Q1. So I'm sure we'll be capitalizing on that throughout the Q2, Q3, and I'm sure those orders will continue to come in as we get closer to the hunting season.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

Okay. And any other movement within kind of categories, handgun versus rifle lever action. Anything to call out where you're seeing strength or maybe where you're seeing any weakness in demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Right now, we talked about some of the strength of our 75th Anniversary models. All of those anniversary models were priced to sell. 10/22 LCP and Mark IV models were all priced shortly. So they would be available to all of our customers. We think that's had the desired effect. We also have, of course, the Gen II American Centerfire rifles have been an enormous hit. And things like the Mini-14 with the folding stock have also been a big hit. So it's been very positive. And of course, Marlin continues to do extremely well. The recent additions of the dark series and in addition in late 2024 of the 44 Magnum and 357 Magnum in 1894 lines have been met with very, very strong demand. And we're frankly hiring direct labor despite the reduction in force, we have the help wanted sign up for direct labor to build guns at all 3 of our firearms plants.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. Looking at gross profit margin a little bit. I wanted to see, is there -- are there pressures on cost that you're seeing today in anything in particular? Is it primarily labor? Is there anything else, that's putting pressure on our gross profit margin?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the biggest thing was we had -- as we decrease sale or decreased production, we've got unfavorable deleveraging of fixed cost. And then we've also got the inflationary cost impact on materials, we got commodities, wages, services, all of that is impacting and that's partly offset by increased pricing. But this year, we had very modest price increases.

The other thing is our mix of product. So for example, when that demand shifts to those lower-priced products like the original LCP, the LCP MAX, Mark IV and 10/22 commemorative models. Those are lower price because we price on the sell slightly lower margin than our counterparts in the standard product line. So I think all of that contributed to those decreased margins. I think the biggest factor going forward will be taking production rates up in Q2 and Q3. And we think that, that will have a positive effect on gross margins.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Great. As you talk about solid demand for some lower-margin products. Are those typically what we would think of as lower price products? I guess, LCP, maybe the Wrangler, even the Super Wrangler, is that putting more pressure than kind of inflationary pressures on gross profit margin?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'd say it's a mix. And to the first part of your question about, yes, typically, it's a lower price products, but we've got other examples where LCP, we make very good margins, for example, 10/22, we make strong margins. And so we've got some opportunity within those price slightly lower than our standard counterpart, but still making good margins. I think where we're seeing some of the mix, the Centerfire

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

pistol market remains very competitive. But certain of our product lines are doing very well. And the biggest thing for us is trying to capitalize and move labor to where we can be most efficient within each factory. We've got 3 big factories, all of them are working hard to turn out exactly the right mix. But like I said, all of them are trying to hire direct labor folks to get our production levels up.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And I think the last one for me. Just would love your thoughts on kind of the competitive market today, any insights you have on pricing in the market? Are you seeing peers discount be more promotional, more specials that are out there that you think is -- will give some headwinds going forward?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We're seeing some discounting to be sure, particularly if the manufacturer is only 1 product line deep or wide, for example, for folks that only make say, the AR-15 platform. It's tough for them in this market. That has not been a strong part of this market. And so there may be some additional discount that we're seeing there. And again, Centerfire pistols, we're seeing a lot of rebates there as well. So far, it's not -- hasn't been too bad, but we're cautious going into 2024, like I said, only had certain product lines that we gave modest price increases too. In years past, we -- in fact, for I think several years before, we had an annual price increase that amounted to about 3% January 1. Just based on the competitive nature of this market, we were not able to implement those level of price increases this year.

Operator

Our next question comes from the line of Rommel Dionisio of Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, I wonder if you could just give us some perspective on the thoughts behind the restructuring. I mean we're looking at your backlog numbers and inventories to spin the industry, it doesn't seem like a time companies normally with an active restructuring. Is this move towards more flexible manufacturing, continuous improvement, supply chain efficiency? Or are you seeing something different in your long-term industry outlook that would kind of motivate you to enact a more permanent restructuring here? How should we think about that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Rommel, the real thing is most of these folks are indirect labor folks, in fact, all of them are indirect labor, either salaried personnel or hourly folks working indirect labor jobs. And so when we eliminated those positions as difficult as it was, it's partially as a result of some of the efficiencies we've gained with our green manufacturing efforts as well as our One Best Way initiative, where we're trying to consolidate activity amongst our plants. Again, having 3 large manufacturing plants, there's a lot of opportunity for consolidation of activity. And this is 1 that's painful as it was for us and for the folks involved, we thought it was the right long-term restructuring action to take to make sure that we're focusing on our future and getting our margins in order, getting our costs in order and knowing that we're going to be in a

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

competitive market for foreseeable future, we had to get right in terms of our cost structure.

And that's what this intended to do. The good news is we're able to move, as we said, about half of those folks into direct labor positions. So for example, a person who might have been working an indirect labor job, perhaps serving several product lines is now working on the line itself, building firearms and that was our intent.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. All right. Maybe just a follow-up then. The industry has not seen a demand surge for a few years now and we're getting into much near deal. Given the effects of the restructuring, do you still have that ability to quickly and rapidly flex up, if necessary. If the industry would -- obviously, your own brand name, see that kind of corresponding demand surge as the industry does tend to see every few years?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, absolutely. I mean, we're in the process of flexing up right now. Like I said, Q2 production has already moved ahead of where Q1 was. And that's our goal, and I suspect Q3 will be going in that direction as well. Despite things like NICS being down quarter-over-quarter or year-over-year, we've got some great opportunities ahead of us. And even though I don't typically speak in terms of forward-looking guidance, we've got some great new products coming that you'll see later this year. And that's part of the reason for our -- flexing our muscles now and increasing demand or increasing production so we can be ready for those new products and perhaps shift people from some of the existing lines to some of those new products that are just getting started now.

Operator

I would now like to turn the conference back to Chris Killoy for closing remarks. Sir?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

In closing, I would like to thank all of you for attending our call this morning and thank our shareholders for their continued investment in our company. And I would like to thank our loyal customers and our 1,800 hard-working members of the Ruger team who design, build and sell rugged, reliable firearms. I hope you will be able to join us at our Virtual 2024 Annual Meeting on Thursday, May 30. Proxy notifications were sent out to shareholders in mid-April, so please be on the lookout and be sure to vote your shares in advance of the meeting. I appreciate your support. As we approach Memorial Day on May 27, please remember those service members who made the ultimate sacrifice to secure our freedoms. Thank you all.

Operator

This concludes today's conference call. Thank you for participating. You may now disconnect.

MAY 08, 2024 / 1:00PM GMT, Q1 2024 Sturm Ruger & Company Inc Earnings Call

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